UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2015
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1830 Penn Street, Melbourne, Florida 32901 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board of Directors; Resignation of Director; Appointment of New Directors

On March 24, 2015, the board of directors (the “Board”) of Lighting Science Group Corporation (the “Company”) (a) increased the number of directors comprising the Board from eleven (11) directors to twelve (12) directors, (b) appointed Samer Salty as a director of the Company to fill the vacancy resulting from such increase, (c) accepted the resignation of Warner Philips from the Board and (d) appointed Dennis McGill as a director of the Company to fill the vacancy resulting from Mr. Philips’s resignation. Each of Messrs. Salty and McGill will serve on the Board until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. As of the date of this report, the Board has not appointed Mr. Salty or Mr. McGill to serve on any committee of the Board.

Samer Salty previously served on the Board from September 2012 to February 2014. Mr. Salty co-founded Zouk Capital LLP (“Zouk Capital”) in 1999 and is its chief executive officer. Zouk Capital is a London-based investment manager that focuses on clean tech as well as renewable and environmental infrastructure. Mr. Salty has over 27 years of experience in private equity, investment banking and technology, and in his position as chief executive officer of Zouk Capital, Mr. Salty oversees the firm’s strategic direction and investment process. Prior to co-founding Zouk Capital, Mr. Salty worked in the derivatives division of the foreign exchange group at JP Morgan and in structured and marketed derivative products at Citibank. Mr. Salty earned his Bachelor of Science degree in Electronic Engineering from California Polytechnic and a Master of Science degree in Management and Finance from Massachusetts Institute of Technology (“MIT”). He also sits on the International Council of the Harvard Kennedy School, Belfer Centre, and the Advisory Board of the MIT Sloan School of Management.

Mr. Salty was appointed to serve on the Board pursuant to Section 10 of the certificate of designation governing the Company’s Series H Convertible Preferred Stock (“Series H Preferred Stock”), which entitles Zouk Capital to elect one director to the Board, subject to certain limitations. On January 3, 2014, the Company entered into a Series J Subscription Agreement (the “Subscription Agreement”) with Cleantech Europe II (A) LP, a limited partnership established under the laws of England (“Cleantech A”), and Cleantech Europe II (B) LP, a limited partnership established under the laws of England (“Cleantech B”), each of which is an affiliate of Zouk Capital. Pursuant to the Subscription Agreement, the Company issued 2,188 units of its securities (the “Series J Securities”) to Cleantech A and 382 Series J Securities to Cleantech B at a purchase price of $1,000 per Series J Security. Each Series J Security consists of (A) one share of Series J Convertible Preferred Stock and (B) a warrant to purchase 2,650 shares of common stock at an exercise price $0.001 per share.

Dennis McGill served as the Company’s Interim Chief Operating Officer from June 2014 to September 2014 and as the Company’s Interim Chief Financial Officer from July 2014 to December 2014. Following his resignation, Mr. McGill joined Pegasus Capital Advisors, L.P., the Company's largest stockholder, as an operating advisor. Mr. McGill has also served on the board of directors of DGSE Companies, Inc. since June 2014. Mr. McGill was a senior director of Alvarez & Marsal Private Equity Performance Improvement Group, LLC from March 2014 to June 2014. From February 2013 to October 2013, Mr. McGill served as executive vice president and chief financial officer of Heartland Automotive Services, Inc., where he restructured the accounting department and actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and chief financial officer of Blockbuster LLC. Mr. McGill, who joined Blockbuster LLC in connection with its Chapter 11 bankruptcy filing, was responsible for directing the internal reorganization team and managing various aspects of the Chapter 11 process. From March 2005 to July 2010, Mr. McGill served as executive vice president and chief financial officer of Safety-Kleen Systems, Inc., during which time he structured, negotiated, and closed a $0.5 billion recapitalization and led the company’s merger and acquisition efforts. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley.

In connection with their respective appointments and as compensation for their service on the Board during 2015, each of Messrs. Salty and McGill was granted 154,521 restricted shares of the Company’s common stock, which vest 100% on January 1, 2016. Mr. Salty’s shares were granted under the Company’s non-employee director compensation plan. Mr. Salty, however, is not entitled in his own right to any of the restricted shares issued as director compensation, and such restricted shares were issued directly to Zouk Holdings Limited (“ZHL”), a Jersey limited company. For United Kingdom regulatory reasons, ZHL has been designated as the entity to receive all director fees payable by the Company in respect of Mr. Salty’s position on the Board. Mr. McGill’s shares were granted under the 2012 Amended and Restated Equity-Based Compensation Plan (as amended from time to time, the “Equity Plan”). A description of the material terms of the Equity Plan is set forth in the Information Statement on Schedule 14C filed by the Company on September 11, 2014.

Indemnification Agreements

In connection with their respective appointments as directors of the Company, the Company intends to enter into indemnification agreements with each of Messrs. Salty and McGill. These indemnification agreements will be substantially similar to the form of indemnification agreement described in the Current Report on Form 8-K filed by the Company on June 14, 2012, the description of which is incorporated herein by reference.

Item 5.08      Shareholder Director Nominations

On March 24, 2015, the Board fixed May 28, 2015 as the date for the 2015 annual meeting of stockholders (the “Annual Meeting”) of the Company. The Board established the close of business on March 30, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Stockholders intending to nominate a candidate to stand for election as a director at the Annual Meeting must submit, and the Company must receive at its principal executive offices, a notice on Schedule 14N no later than the close of business on April 6, 2015 in order for such nomination to be included in the Company’s proxy materials. Such stockholder must also comply with the requirements set forth in Section 2.10 of the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 30, 2015	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary